QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.4

Third Amendment to the
APAC Customer Services, Inc.
Second Amended and Restated 1995 Incentive Stock Plan

        WHEREAS, APAC Customer Services, Inc. (the "Company") established and maintains the APAC Customer Services, Inc. Second Amended and Restated 1995 Incentive Stock Plan, as amended effective June 9, 2000 (the "Plan"), and

        WHEREAS, the Company desires to amend the Plan to eliminate the one year "waiting period" that applies in the event of the acceleration of exercisability of options on the death or retirement of a Director,

        NOW THEREFORE, the Plan is hereby amended, effective as of February 9, 2004, in the following respect:

Paragraph 6(C)(ii) of the Plan is amended to read as follows:

"ii. Notwithstanding the above limitations, any option granted under this Plan shall become fully exercisable upon the death of the Non-employee Director while serving on the Board or upon the Retirement (as defined in the next sentence) of the Non-employee Director.    For any Director Option granted before June 9, 2000, "Retirement" means a Non-employee Director's termination of service as a member of the Board after age 70 or a designation by the Board, in its discretion, of such termination as a Retirement irrespective of a Director's age. For any Director Option granted on or after June 9, 2000, "Retirement" means a Non-employee Director's termination of service as a member of the Board on or after the date on which the Non-employee Director's age plus service as a member of the Board equals or exceeds 62, provided that the Non-employee Director is at least age 50, and has served as a member of the Board for at least six years, or if the Board in its discretion, designates such termination as a Retirement irrespective of such Director's age and/or service."

        IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Second Amendment as of the 9th day of February, 2004.

APAC CUSTOMER SERVICES, INC.
By:	/s/ LINDA R. WITTE
Its:	Senior Vice President

QuickLinks

Third Amendment to the APAC Customer Services, Inc. Second Amended and Restated 1995 Incentive Stock Plan